SOLID WASTE LICENSE AGREEMENT

THIS SOLID WASTE LICENSE AGREEMENT ("License Agreement") being entered into this 22nd day of October 2007, by and between THE CITY OF WILDWOOD, a municipal corporation located in St. Louis County, Missouri ("City") and Meridian Waste Services, LLC, a Missouri limited liability company ("Contractor").

WHEREAS, City, pursuant to Chapter 230.250 of the Code of the City of Wildwood ("Code"), has determined to enter into an agreement granting the exclusive right to collect, transport, process and remove solid waste within the City limits of the City of Wildwood, subject to the limitations and provisions therein, and

WHEREAS, Contractor has, or will obtain, a business license from City to collect solid waste as provided for in Chapter 230 and Chapter 605 of the Code, and

WHEREAS, City has solicited proposals for licensing contractors to provide solid waste collection within the City and, after due evaluation of the proposals received, City has determined that it is in the best interest of the City and its residents to grant a license to Contractor;

NOW THEREFORE, in consideration of the mutual promises, covenants and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Subject to the terms of this License Agreement, the Request for Proposal ("RFP") and Chapter 230[1] of the Code, City grants to Contractor an exclusive license for the collection, transportation, processing and disposal of solid waste ("Wastehauling") within the Service Area as set forth in Appendix D to the RFP. The term of this license shall be for a period of three (3)

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[1] The City's Solid Waste Code.

years from December 1, 2007, with three (3) additional one (1) year extensions available at the sole option of the City, and subject to the rights of the City Council to terminate or revoke, as hereinafter provided. This exclusive license shall authorize Contractor to provide Wastehauling only in the geographic area within the Service Area licensed to Contractor by this Agreement. Except as may be provided herein, Wastehauling within the City outside of any licensed Service Area is prohibited.

2. Contractor shall provide the following prior to acceptance and execution of this License Agreement:

(a) Certificates of insurance

(b) Letter of Credit Agreement

3. Contractor acknowledges and agrees that this License Agreement shall not preclude wastehauling not within the scope of this license, including wastehauling by licensed or non-licensed persons for wastehauling authorized by law to continue pursuant to RSMO 260.247. In no event shall the City, or its officers and agents, be liable for any claim relating to any violation by any person or entity of the exclusivity or Service Area granted by this License Agreement.

4. The specific terms, conditions, promises, specifications and covenants made by Contractor by this License Agreement are as provided in this License Agreement, the RFP (including the Appendices thereto), Letter of Credit Agreement and the proposal submitted by Contractor all of **which are attached hereto and incorporated herein.** To the extent there is any conflict in the terms of the proposal submitted by Contractor and the RFP or with the Code of the City of Wildwood, the RFP and Code of the City shall govern and prevail, and are incorporated herein as if fully set forth.

5. Any privilege granted herein is to be held in personal trust by the Contractor. It cannot, in any event, be sold, transferred, leased, assigned or disposed of, in whole or part, either by forced or involuntary sale or by a voluntary sale, merger, consolidation or otherwise without prior consent of the City Council of the City of Wildwood, and such consent shall not be unreasonably withheld.

6. This License Agreement shall be binding upon Contractor and all of its successors, lessors and/or assignees as may be approved by City.

7. This License Agreement and the terms and conditions herein shall include and incorporate the terms and provisions of Chapter 230 of the Code, and any amendments thereto, except as said provisions are in conflict with any applicable statute of Missouri or the United States or rule or regulation of any state or federal agency exercising authority over solid waste disposal. Nothing herein shall be construed as an abrogation or limitation by the City of any of its police powers, and irrespective of this License Agreement, the City may amend or enact any legislation or law within the scope of its authority as a Charter city of the State of Missouri.

8. City reserves the right to revoke this License Agreement, which includes the provisions of the RFP, and the rights and privileges of Contractor in the event that Contractor:

(a) Violates any material provision of this License Agreement; or

(b) Fails to perform the services required under this License Agreement; or

(c) Fails to provide or maintain in full force and effect, the liability indemnification coverages or Letter of Credit as required herein; or

(d) Violates any reasonable orders or rulings of any regulatory body having jurisdiction over Contractor relative to the collection, disposal or processing of solid waste unless such orders or rulings are being contested by Contractor as authorized by law; or

(e) Contractor evades or attempts to evade any provision of this License Agreement or the provisions of Chapter 230 of the Code; or

(f) Contractor becomes insolvent, placed in receivership, is unable or unwilling to pay its debts or is adjudged bankrupt.

(g) Violates any provision of City Ordinance, and fails to reasonably cure such violation, or commits repeated violations of Ordinances of the City.

Except where the public safety or welfare requires otherwise, or where Contractor fails to pick-up waste for a period of five (5) consecutive days, the City shall provide at least fifteen (15) days written notice detailing any of the circumstances described in (a) - (g) of this section and provide the Contractor fifteen (15) days to cure or remedy any such circumstance prior to drawing on the Line of Credit or terminating this Agreement.

9. Contractor shall pay, and by its acceptance of this License Agreement Contractor specifically agrees that it will pay, all damages; investigative, attorney, reporter or witness fees; travel expenses; depositions; court costs; interest and penalties which the City may incur legally or be required to pay as a result of any storage, collection, transportation, processing or disposal of solid waste by Contractor, in breach hereof, or any wrongful or negligent acts or admissions of Contractor. These damages, investigative, attorney, reporter or witness fees, travel expenses, depositions, court costs, interest or penalties shall include, but shall not be limited to, damages arising out of workers' compensation laws and all other damages arising out of the performance of Contractor authorized hereunder, and any violation by Contractor of this License Agreement or Chapter 230 of the Code, including damages incurred by City in enforcement of this License Agreement.

10. Contractor shall, at all times and at its own expense, maintain the insurance as required by the City with a company or companies authorized to do business in the State of Missouri insuring the Contractor and naming the City, its Council, Mayor, officers, boards, commissions, agents and employees as additional parties insured as to any of the Contractor's activities pursuant to this License Agreement. The policy or policies shall contain a provision that written notice of any cancellation or modification in coverage shall be given to City at least thirty (30) days in advance of the effective date thereof. Contractor shall file Certificates of Insurance evidencing its insurance policy/policies with the City Clerk as provided herein prior to the effective date of this License Agreement. The City shall be indemnified by Contractor for all damages arising from any activities of Contractor.

11. Contractor shall maintain throughout the period of the License Agreement hereunder, a Letter of Credit (in lieu of a performance bond) in the form attached hereto and incorporated herein by reference.

12. If any section, subsection, sentence, clause, phrase or portion of this License Agreement is for any reason held invalid or unconstitutional by any court of competent jurisdiction, such portion shall be deemed as a separate, distinct and independent provision, and such holding shall not effect the validity of the remaining portions hereof.

13. Any claimed breach of this License Agreement by City shall be asserted by Contractor within sixty (60) days thereof in writing and filed with the City Clerk. Before any legal action or proceeding may be filed in any court of jurisdiction, Contractor agrees to exhaust its administrative remedy pursuant to a petition and proceedings filed with the City under its Administrative Procedure Code, Chapter 150 of the Code, which shall have jurisdiction thereof.

IN WITNESS WHEREOF, the parties hereto execute this License Agreement the day and year first above written.

CITY OF WILDWOOD

By: Edward L Marshall
Edward L. Marshall
Mayor, City of Wildwood

(SEAL)

ATTEST:

Lynne Green-Beldner
Lynne Green-Beldner
City Clerk
Dated: October 22, 2007

Contractor: MERIDIAN WASTE SERVICES
By: Charles E Baucom
Title: President

(SEAL)

ATTEST:

Gerald P. Waters

AGREEMENT

This Agreement is entered into this 22nd day of October, 2007 by and between Meridian Waste Services, LLC, a Missouri limited liability company ("Meridian") and The City Of Wildwood, St. Louis, Missouri ("City").

RECITALS

WHEREAS, The City is seeking Request For Proposal ("RFP") for Residential Solid Waste, Recycling and Yardwaste Collection, Hauling, Processing and Disposal ("RFP"); and

WHEREAS, The RFP requires all applicants ("Contractors") to post with the City a Performance Bond for the period of extension in the amount equal to twenty percent (20%) of the annual compensation to be paid to the Contractor, up to a maximum of One Million Dollars ($1,000,000.00); and

WHEREAS, the City agrees to permit Meridian to post a Letter of Credit in lieu of posting a Performance Bond.

NOW THEREFORE, in consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties by their execution hereof, the parties acknowledge that the above Recitals are incorporated herein and further agree as follows:

1. The City agrees to allow Meridian to post a Letter of Credit ("LOC") with the City in lieu of a Performance Bond in connection with the RFP. .
2. The LOC shall be in an amount equal to twenty percent (20%) of the annual compensation to be paid to the Contractor, up to a maximum of One Million Dollars ($1,000,000.00).
3. The City agrees not to draw upon the LOC except in the event Meridian defaults, and does not cure said default within the applicable time periods after receipt of written notice under the terms of the RFP including but not limited to failure to pick up trash at each dwelling unit on collection days.
4. The Letter Of Credit is attached hereto as **Exhibit A** and is incorporated herein by reference.
5. This Agreement will be governed by and construed under the laws of the State of Missouri without regard to conflicts-of-laws principles that would require the application of any other law. The parties agree that any Proceeding arising out of or relating to this Agreement may be brought in the state or federal courts of Missouri. Each party waives any objection it may now or hereafter have to venue or convenience of forum in the said jurisdictions. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing,

voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum.

6. This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter and constitutes (along with the Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

7. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

8. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

9. In the event that either party brings suit against the other, to construe or enforce the terms of this Agreement, or raises this Agreement as a defense in a suit brought by the other, the prevailing party in such suit is entitled to recover its reasonable attorneys' fees and expenses.

IN WITNESS WHEREOF, the parties have hereto entered into this Agreement on the date set forth above.

MERIDIAN WASTE SERVICES, LLC, a Missouri limited liability company	**THE CITY OF WILDWOOD**
By: Charles E. Bauson Jr. Its: President	By: Edward L Marshall Its:

EXTENSION OF

SOLID WASTE LICENSE AGREEMENT

THIS SOLID WASTE LICENSE AGREEMENT EXTENSION, ("License Agreement Extension") being entered into this 1st day of April, 2013, by and between **THE CITY OF WILDWOOD,** a municipal corporation located in St. Louis County, Missouri ("City") and **MERIDIAN WASTE SERVICES, LLC,** a corporation authorized to do business in the State of Missouri ("Contractor").

WHEREAS, the existing six-year term of the License Agreement with the City dated October 22, 2007, on file with the City Clerk ("Meridian License Agreement"), expires November 30, 2013,

WHEREAS, the parties seek to enter into an additional two-year extension of the Meridian License Agreement,

NOW THEREFORE, in consideration of the mutual promises, covenants and agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. The Term of the Meridian License Agreement shall be extended for an additional two-year period, commencing December 1, 2013 and expiring November 30, 2015, (the "Renewal Term"), provided that Contractor shall have complied with all provisions of the Meridian License Agreement and Solid Waste Code. Except as modified herein, all other terms of the Meridian License Agreement shall remain in full force and effect as extended, and shall be deemed incorporated herein and made a part hereof..
2. Pricing for the period beginning December 1, 2013 and ending November 30, 2014 shall be as follows:
    a. Basic Services: $15.75 Per Month
    b. Optional Collection of Yard Waste: $10.10 Per Month
        1.) Year-round service: unlimited
        2.) Month-to-month service: limit of 10 containers, bags or bundles not to exceed 60 lbs. ($2.00 per additional item)
        3.) Free Christmas Tree Collection to Non-Yard Waste Customers, January 1st

52803 v7

through February 28th, $5.00 past February 28th.

c. Optional Provision of 96 Gallon Mobile Cart: $2.75 Per Month

d. Optional Collection of White Goods: $15.00 Per Month

e. Emergency Collection of Solid Waste

   1.) $50.00 Per 3 Cubic Yard Container

   2.) $80.00 Per 8 Cubic Yard Container

   3.) $250.00 Per 20 Cubic Yard Container

f. Discount of 15% applied to all Services for residents 65 years of age or older (either spouse, with proof of age provided)

g. Bulky Waste Pickup Service: no charge, except for construction materials

3. Pricing for the period beginning December 1, 2014 and ending November 30, 2015 shall be as follows:

   a. Basic Services: $16.07 Per Month

   b. Optional Collection of Yard Waste: $10.10 Per Month

      1.) Year-round service: unlimited

      2.) Month-to-month service: limit of 10 containers, bags or bundles not to exceed 60 lbs. ($2.00 per additional item)

      3.) Free Christmas Tree Collection to Non-Yard Waste Customers, January 1st through February 28th, $5.00 past February 28th.

   c. Optional Provision of 96 Gallon Mobile Cart: $2.75 Per Month

   d. Optional Collection of White Goods: $15.00 Per Month

   e. Emergency Collection of Solid Waste

      1.) $50.00 Per 3 Cubic Yard Container

      2.) $80.00 Per 8 Cubic Yard Container

      3.) $250.00 Per 20 Cubic Yard Container

   f. Discount of 15% applied to all Services for residents 65 years of age or older (either spouse, with proof of age provided)

   g. Bulky Waste Pickup Service: no charge, except for construction materials

4. Waste collection service shall be provided for the annual Founder's Day and Barbeque Bash

events at no charge to the City.

5. Meridian Waste Services, LLC will share all recycle revenue with the City of Wildwood once the price reaches $25.00 per ton (60% Meridian and 40% City).

6. All recycling carts provided prior to and during the Renewal Term, shall become the property of the City of Wildwood and City of Wildwood stickers shall be placed on all recycling carts as specified by the City of Wildwood. 96 gallon recycling carts shall be provided upon request as they become available through grant funding.

Nothing in this License Agreement Extension shall be deemed to waive any rights of City with regard to enforcement of the terms of the Meridian License Agreement, the Solid Waste Code, or any performance thereunder either prior to or subsequent to the extension.

IN WITNESS WHEREOF, the parties hereto execute this agreement the day and year first above written.

CITY OF WILDWOOD

By: [signature]

Timothy Woerther
Mayor, City of Wildwood

(SEAL)

ATTEST:
[signature: Lynne Greene-Beldner]
Lynne Greene-Beldner
City Clerk
Dated: 4-1-13

MERIDIAN WASTE SERVICES, LLC

Contractor: Charles E Barcom Jr
By: [signature: Charles E. Barcom]
Title: President

(SEAL)

ATTEST:
[signature: Sondra Barcom]